EXHIBIT 5.1

October 23, 2008

Insituform Technologies, Inc.
17988 Edison Avenue
Chesterfield, Missouri 63005

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (the “Registration Statement”) of Insituform Technologies, Inc., a Delaware corporation (the “Company”),  filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to: (i) shares of  Class A common stock, $0.01 par value per share, of the Company, together with related preferred stock purchase rights associated with each share of the Company’s common stock pursuant to the Company’s Rights Agreement dated as of February 26,2002 (collectively, the “Common Stock”); (ii) shares of preferred stock, $0.10 par value per share, of the Company, in one or more series (the “Preferred Stock”); (iii) warrants to purchase Common Stock, Preferred Stock or Debt Securities (as defined below) or any combination of those securities (“Warrants”); (iv)  one or more series of debt securities of the Company (“Debt Securities”); (v) units consisting of Common Stock, Preferred Stock, Debt Securities, and/or Warrants in any combination thereof (the “Units”); and (vi) the Common Stock, Preferred Stock, or Debt Securities that may be issued upon the exercise of the Warrants or in connection with Units, whichever is applicable. The Common Stock, Preferred Stock, Warrants, Debt Securities, and Units are hereinafter referred to collectively as the “Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement relating to the  Securities;

(ii) the Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate  of Incorporation”);

(iii) the Amended and Restated By-laws of the Company, as currently in effect (the “By-laws”); and

(iv) the resolutions of the Board of Directors of the Company relating to the approval of the registration of the  Securities and the transactions in connection therewith.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as electronic, certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder. As to any facts material to the opinion which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinion set forth herein is limited to the Delaware General Corporation Law.  We do not express any opinion herein concerning any law other than the Delaware General Corporation Law and the federal laws of the United States.  We express no opinion and make no representation with respect to the law of any other jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to any offering of Common Stock by the Company (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and By-laws so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) if such Offered Common Stock is to be issued upon conversion or exercise of any other offered Security, such Offered Common Stock is issued in accordance with the terms of such offered Security or the instrument governing such offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors, in accordance with applicable provisions of law; and (vii) certificates in the form required under the Delaware General Corporation Law representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any other offered Security, including any Preferred Stock), when issued and sold in accordance with any applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement (or, if issued upon conversion or exercise in accordance with applicable terms), will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2.  With respect to an offering of shares of any series of Preferred Stock by the Company (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the Delaware General Corporation Law  (the “Certificate of Designation”) in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein; (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has become effective; (vi) the terms of the Offered Preferred Stock and of its issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) if such Offered Preferred Stock is to be issued upon conversion or exercise of any other offered Security, such Offered Preferred Stock is issued in accordance with the terms of such offered Security or the instrument governing such offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors, in accordance with applicable provisions of law; and (viii) certificates in the form required under the Delaware General Corporation Law representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock, when issued or sold in accordance with any applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.10 per share of Preferred Stock.

3. With respect to any offering of Warrants by the Company (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are  to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Warrants and related matters; (v) each warrant agreement in respect of the Offered Warrants has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Warrants and of their issuance and sale and terms have been duly established in conformity with the applicable warrant agreement so as not to violate applicable law, the Certificate of Incorporation or By-laws  or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;  (vii) the conditions in the applicable warrant agreement have been satisfied; and (viii)  the Offered Warrants have been duly executed and authenticated in accordance with the provisions of the applicable warrant agreement to be entered into in connection with the issuance of such Offered Warrants and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Warrants, when issued and sold in accordance with the applicable warrant agreement to be entered into in connection with the issuance of such Offered Warrants and any applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waiver of any usury defense contained in an indenture which may be unenforceable, (e) requirements that a claim with respect to any Offered Warrants denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

4. With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) each Indenture and any supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the conditions in the applicable Indenture and any supplemental indenture have been satisfied, (viii) if such Offered Debt Securities are to be issued upon conversion or exercise of any other offered Security, such Offered Debt Securities are issued in accordance with the terms of such offered Security or the instrument governing such offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors, in accordance with applicable provisions of law;  and (ix) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and any applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waiver of any usury defense contained in an indenture which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

5. With respect to any offering of Units by the Company (the “Offered Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Units  and related matters; (v) each unit agreement in respect of such Offered Units has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the applicable unit agreement to be entered into in connection with the issuance of such Offered Units so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the conditions of  the applicable unit agreement  have been satisfied; and (viii) the Offered Units have been duly executed and authenticated in accordance with the provisions of the applicable unit agreement to be entered into in connection with the issuance of such Offered Units and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Units, when issued and sold in accordance with the applicable unit agreement  to be entered into in connection with the issuance of such Offered Units and any applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waiver of any usury defense contained in an indenture which may be unenforceable, (e) requirements that a claim with respect to any Offered Units denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

This opinion may only be used, quoted or relied upon for the purpose of complying with the Act in connection with the filing of the Registration Statement and may not be furnished to, quoted to or relied upon by any other person or entity for any purpose,  without our prior written consent.  Please note that we are opining only as to the matters expressly set forth herein and no opinion should be inferred as to any other matters.

Very truly yours,

/s/ Thompson Coburn LLP